UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2005

BRONCO DRILLING COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51471	20-2902156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14313 North May Avenue, Suite 100 Oklahoma City, OK		73134
(Address of principal executive offices)		(Zip code)

(405) 242-4444

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 15, 2005, Bronco Drilling Company, Inc., a Delaware corporation (“Bronco”), entered into an underwriting agreement (the “Underwriting Agreement”) with Johnson Rice & Company L.L.C. and Jefferies & Company, Inc., as representatives of the underwriters identified therein (the “Underwriters”). The Underwriting Agreement relates to the issuance and sale by Bronco of 5,100,000 shares (the “Shares”) of common stock, par value $0.01 per share (“Common Stock”). Bronco and its controlling stockholder have granted the Underwriters an option, exercisable for 30 days from the date of the Underwriting Agreement, to purchase up to an aggregate of 765,000 additional shares at the initial offering price per share, of which 615,000 would be sold by Bronco and 150,000 would be sold by the selling stockholder. The Underwriters may exercise this option solely to cover overallotments, if any, made in connection with the offering. The price per Share to the Underwriters is $15.81 per Share, and the Underwriters will initially offer the shares to the public at $17.00 per share. The offering of the Shares was made under a registration statement on Form S-1 (File No. 333-125405) filed on June 1, 2005, as amended by Amendment No. 1 to the registration statement filed on July 14, 2005, Amendment No. 2 to the registration statement filed on August 2, 2005 and a registration statement on Form S-1 filed on August 16, 2005 pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”) (collectively, the “Registration Statement”), including a prospectus dated August 16, 2005 (the “Prospectus”). The Shares are expected to be delivered to the Underwriters on August 19, 2005.

The Underwriting Agreement provides that the Underwriters’ obligations to purchase the Shares depend on the satisfaction of the conditions contained in the Underwriting Agreement. The conditions contained in the Underwriting Agreement include the condition that the representations and warranties made by Bronco and the selling stockholder to the Underwriters are true, that there has been no material adverse change to Bronco’s condition or in the financial markets and that Bronco and the selling stockholder deliver to the Underwriters customary closing documents. The Underwriters are obligated to purchase all of the Shares (other than those covered by the option described above) if they purchase any of the Shares.

Bronco and the selling stockholder have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the federal securities laws, or to contribute to payments that may be required to be made in respect of these liabilities. In addition, Bronco, the selling stockholder and Bronco’s officers and directors have agreed that, for a period of 180 days from the date of the Prospectus, Bronco, the selling stockholder and such officers and directors will not, without the prior written consent of Johnson Rice & Company L.L.C., directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any share of the Common Stock or any securities convertible into or exercisable or exchangeable for the Common Stock, or file any registration statement under the Securities Act with respect to any of the foregoing or enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, except for the sale to the Underwriters in the offering, the issuance by Bronco of any securities or options to purchase Common Stock under employee benefit plans existing as of the date of the Prospectus, the filing by Bronco of one or more registration statements on Form S-8 relating to the issuance and exercise of options to purchase Common Stock granted under the employee benefit plans of Bronco existing on the date of the Prospectus, the issuance by Bronco of securities in exchange for, or upon conversion of, Bronco’s outstanding securities described in the Prospectus, certain transfers in the case of officers and directors in the form of bona fide gifts, intra family transfers and transfers related to estate planning matters or the transfer by the selling stockholder to (1) an affiliate, if such affiliate agrees in writing to be bound by the lockup restrictions contained in the Underwriting Agreement or (2) Steven C. Hale, Bronco’s President and Chief Operating Officer, of shares of the Common Stock valued at $2.0 million based on the initial public offering price of $17.00 per share pursuant to an existing agreement. Notwithstanding the foregoing, if (1) during the last 17 days of such 180-day restricted period Bronco issues an earnings release or (2) prior to the expiration of such 180-day restricted period, Bronco announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day restricted period, the foregoing restrictions shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release.

ITEM 7.01	REGULATION FD DISCLOSURE

On August 16, 2005, Bronco issued a press release announcing the pricing of the underwritten public offering of the Shares. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K, and the contents thereof are incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description

99.1	Press Release dated August 16, 2005 announcing pricing of initial public offering

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRONCO DRILLING COMPANY, INC.

Date: August 18, 2005	By:	/s/ ZACHARY M. GRAVES
Zachary M. Graves Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 16, 2005 announcing pricing of initial public offering